Registration Statement No. 333-144057
As filed with the Securities and Exchange Commission on March 4, 2010

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American Oil & Gas Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0451554
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1050 17th Street, Suite 2400
Denver, Colorado 80265
(303) 991-0173
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

American Oil & Gas Inc. Amended and Restated 2006 Stock Incentive Plan
(Full Name of Plan)

Andrew P. Calerich
American Oil & Gas Inc.
1050 17th Street, Suite 2400
Denver, Colorado 80265
(303) 991-0173
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Robert M. Bearman, Esq.
Steven N. Levine, Esq.
Patton Boggs LLP
1801 California Street, Suite 4900
Denver, Colorado 80202
(303) 830-1776
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities to	Amount to be	Offering Price per	Aggregate	Amount of
be Registered	Registered (1)	Share (2)	Offering Price (2)	Registration Fee (2)
Common Stock, par value $0.001 per share	1,500,000	$4.82	$7,230,000	$520

(1)
The Registrant previously registered 1,500,000 shares that may be issued pursuant to the American Oil & Gas Inc. Amended and Restated 2006 Stock Incentive Plan as described in the Explanatory Note below. This filing is made solely to register 1,500,000 additional shares which may be issued pursuant to the American Oil & Gas Inc. Amended and Restated 2006 Stock Incentive Plan. To the extent additional shares of common stock may be issued or become issuable as a result of a stock split, stock dividend, or other distribution involving the common stock while this registration statement is in effect, this registration statement hereby is deemed to cover all such additional shares of common stock in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)
Solely for the purpose of calculating the registration fee, the offering price per share and the aggregate offering price have been calculated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, computed on the basis of the market value of the shares of Common Stock on February 26, 2010 estimated in accordance with Rule 457(c).

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Registration Statement File No. 333-144057 is being filed by the registrant, American Oil & Gas Inc., for the purpose of increasing the number of shares of common stock to be issued under the American Oil & Gas Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”) by 1,500,000 shares, from 1,500,000 shares to 3,000,000 shares, pursuant to General Instruction E on Form S-8 (Registration of Additional Securities). The contents of the original registration statement (File No. 333-144057) are hereby incorporated by reference and made a part hereof. The stockholders of the registrant approved amending the Plan for this purpose at the annual meeting of stockholders on July 23, 2009.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
American Oil & Gas Inc., which may be referred to as the Company, incorporates by reference the documents or portions of documents listed below which were filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which may be referred to as the Exchange Act:
•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended;
•
All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2008, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference; and

•	The description of our common stock contained in our Form 8-A filed with the Securities and Exchange Commission on May 12, 2005.
All documents the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL
The validity of the issuance of the shares of common stock offered hereby and other legal matters in connection herewith have been passed upon for us by Patton Boggs LLP. Partners of Patton Boggs LLP own an aggregate of 35,300 shares of the Company’s common stock.

ITEM 8. EXHIBITS
The following documents are filed as exhibits to this Registration Statement:

Exhibit
Number	Exhibit

5.1	Opinion and Consent of Patton Boggs LLP

10.1	Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed on June 23, 2009)

23.1	Consent of Hein & Associates, LLP

23.2	Consent of Ryder Scott Company L.P.

23.3	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto).

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 4th day of March 2010.

AMERICAN OIL & GAS INC.
By:	/s/ Andrew P. Calerich
Andrew P. Calerich
President
Each person whose signature appears below appoints Andrew P. Calerich, individually, as true and lawful attorney-in-fact and agent, with full power of substitution to sign any amendments (including post-effective amendments) to this Registration Statement and to each registration statement amended hereby, and to file the same, with all exhibits and other related documents, with the Commission, with full power and authority to perform any necessary or appropriate act in connection with the amendment(s).
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick D. O’Brien Patrick D. O’Brien	Chief Executive Officer & Chairman and Director (Principal Executive Officer)	March 2, 2010

/s/ Andrew P. Calerich Andrew P. Calerich	President and Director	March 2, 2010

/s/ Joseph B. Feiten Joseph B. Feiten	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2010

/s/ Nick DeMare Nick DeMare	Director	March 2, 2010

/s/ Jon R. Whitney Jon R. Whitney	Director	March 2, 2010

/s/ C. Scott Hobbs C. Scott Hobbs	Director	March 2, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit

5.1	Opinion and Consent of Patton Boggs LLP

10.1	Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed on June 23, 2009)

23.1	Consent of Hein & Associates, LLP

23.2	Consent of Ryder Scott Company L.P.

23.3	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto).

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